FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Restructures $6 Million Note

Levelizes payments over two years and extends maturity
to October 2020

VERNAL, UT, November 27, 2018 - Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or “Company”), a designer and manufacturer of drilling tool technologies, today announced the amendment and restatement of the promissory note (the “Note”) related to the Company’s 2014 acquisition of Hard Rock Solutions. Effective November 21, 2018, under the amended and restated note, the remaining $6.0 million in principal will be paid in equal quarterly installments of $750,000 over the next two years. Interest will accrue at a rate of 7.25% on remaining principal balance and will be paid quarterly with principle amounts due. The note matures on October 5, 2020.

Christopher Cashion, SDP’s Chief Financial Officer, commented, “The restructuring of this note simplifies the recapitalization of our balance sheet and measurably improves our liquidity ratio. We continue to advance options regarding our $4.2 million mortgage currently due February 15, 2019 and believe we will have that completed by year end.”

In 2014, the Company purchased the patented Drill-N-Ream® well bore conditioning tool (DnR) including all of the interests of Hard Rock Solutions, LLC (“Hard Rock”). Initial consideration consisted of $12.5 million paid in cash at closing and a $12.5 million seller’s note (the “Hard Rock Note”). The Note and subsequent amendments are secured by all of the patents, patents pending, other patent rights, and trademarks transferred to Hard Rock.

The DnR is a unique drilling tool technology that conditions the well bore simultaneously while drilling, driving efficiencies by reducing days on well, increasing penetration rates and extending the life of the bottom hole assembly. Globally, the DnR is increasing market acceptance with leading operators and service companies standardizing on the tool.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented StriderTM oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

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Superior Drilling Products, Inc. Restructures $6 Million Note November 27, 2018 Page 2 of 2

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, the rate at which the Company penetrates the Middle East market, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans, to include expansion into the Middle East. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the status of the oil & gas industry, geopolitical events, the environmental effort to reduce the use of carbon based energy, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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